Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AMICAS, Inc.
Boston, Massachusetts
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AMICAS, Inc., formerly known as VitalWorks Inc. and InfoCure Corporation (the “Company”), of our reports dated March 29, 2006 relating to the consolidated financial statements of AMICAS, Inc. and the effectiveness of AMICAS, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ BDO Seidman, LLP
Boston, Massachusetts

July 24, 2006